Exhibit 99.2
SPECIAL MEETING OF STOCKHOLDERS
PROXY
OF
LOOPNET, INC.
July 11, 2011

This proxy is being solicited by the Board of Directors of LoopNet, Inc.

The undersigned, having read the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus dated June    , 2011, receipt of which is hereby acknowledged, hereby appoint(s) Richard J. Boyle, Jr. and Brent Stumme and each of them, with full power and authority to act without the other and with full power of substitution, as proxies to represent and vote, as directed herein, all shares the undersigned is entitled to vote at the special meeting of stockholders of LoopNet, Inc. to be held at 9:00 a.m., local time, on July 11, 2011, at 185 Berry Street, San Francisco, CA 94107, and all continuations, adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate box. This proxy will be voted as specified by you, but if no choice is specified, it will be voted FOR the proposals described on this proxy card. Please complete your voting selection, date, sign and mail your proxy card in the envelope provided as soon as possible.

The Board of Directors unanimously recommends a vote FOR:

1.	The proposal to adopt the Agreement and Plan of Merger, dated as of April 27, 2011, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated May 20, 2011, among CoStar, Inc., Lonestar Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of CoStar, Inc., and LoopNet, Inc., as it may be amended from time to time.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	The proposal to approve, by an advisory vote, the agreements and understandings of LoopNet and its named executive officers concerning compensation that is based on or otherwise relates to the merger contemplated by the merger agreement, and the aggregate total of all such compensation that may be paid or become payable to or on behalf of such executive officers.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	The proposal to approve the adjournment of the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(continued, and to be signed and dated on reverse side)

NAME(S):

DATE:

NOTE:	Please sign your name exactly as it appears on your stock certificate(s). Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full.